Exhibit 4.c



[Logo]
Fleet Bank
Managed Assets Division



                                                   September 18, 1996



Aquidneck Systems International, Inc.
c/o Denis Marchand, Controller
650 Ten Rod Road
North Kingstown, RI  02852

     Re: Fleet National Bank ("Bank") Revolving Credit Loan to Aquidneck Systems International, Inc. ("Borrower") in the original principal balance of $500,000.00 dated February 25, 1993, as amended (the "Note")

Gentlemen:

     This letter shall serve as an amendment to the Letter Agreement dated September 25, 1995, as previously amended by letters dated May 21, 1996 and June 26, 1996.

     By and pursuant to the terms of this letter, the Borrower and the Bank hereby further amend the Note and the Loan Agreement also dated February 25, 1993 (the "Loan Agreement") so as to extend the final maturity date of the Note and the date set forth in the paragraph designated "I. A. 1) (b)" of the Loan Agreement to October 31, 1996.

     Scheduled amortization shall continue in conformity with the Note, as amended, and the other documents referenced herein.

     Except as modified herein, all other terms and conditions that exist under the Note, Loan Agreement, Forbearance Agreement dated October 21, 1994, and the other loan documents governing the loan, as previously amended, are in all respects ratified and confirmed and the terms, conditions and provisions thereof shall be and remain in full force and effect.







Fleet National Bank 40 Westminster Street P.O. Box 366 Providence, RI 02901-0366

Aquidneck Systems International, Inc.
September 17, 1996
2



     If you agree with the terms of this modification of the above referenced Note and Loan Agreement, please acknowledge below and return this letter to my office by close of business on September 18, 1996.

                                           Very truly yours,

                                           Fleet National Bank

                                           /s/Bret Bokelkamp
                                           -------------------------------------
                                              Bret Bokelkamp, Vice President


                                           /s/T.J. Flanagan II, VP
                                           -------------------------------------
                                              T.J. Flanagan II, Vice President

Agreed to and accepted on this 18 day of September, 1996.

Aquidneck Systems International, Inc.

By:      /s/Robert H. Stone
         ----------------------------
Name:       Robert H. Stone
Title:      President